Exhibit 99.1

FOR IMMEDIATE RELEASE	Ethan Allen Interiors Inc.
Investor/ Media Contact: Peg Lupton
(203) 743-8234

ETHAN ALLEN ANNOUNCES FILING OF ITS ANNUAL REPORT ON FORM 10-K

DANBURY, CT., August 28, 2007 – Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE:ETH) today filed its Annual Report on Form 10-K for the year ended June 30, 2007 with the Securities and Exchange Commission (“SEC” or the “Commission”).

The Company makes available, free of charge via its website, all Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with, or furnished to, the SEC, including amendments to such reports. This information is available at www.ethanallen.com/investors as soon as reasonably practicable after it is electronically filed with, or furnished to, the SEC. In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding companies that file electronically with the Commission. This information is available at www.sec.gov.

Alternatively, shareholders may receive a hard copy of the Annual Report on Form 10-K, which includes the Company’s audited financial statements, free of charge upon request. Written request should be sent to Office of the Secretary, Ethan Allen Interiors Inc., Ethan Allen Drive, Danbury, Connecticut 06811.

Ethan Allen Interiors Inc. is a leading manufacturer and retailer of quality home furnishings, selling a full range of products through an exclusive network of more than 300 design centers located in the United States, Canada, and overseas. The Company is vertically integrated with manufacturing facilities and sawmills located throughout the United States.

# # # # #